U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Arthur Kaplan Cosmetics, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	26-0429687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Arthur Kaplan Cosmetics, Inc. 56C Page Street Gahanna, OH 43230	CSJ Business Solutions 1350 E. Flamingo, Suite 3101 Las Vegas, NV 89119
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: (614) 596-1586
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                              Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:
The Corporate Law Center, Ronald Serota
2620 Regatta Dr., Suite 102 Las Vegas, NV 89128
(702) 869-0099 Fax: (702) 446-6071 or (702) 736-8621
CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	5,000,000 shares	$0.001	$5,000	$0.19

(1)	This price was arbitrarily determined by Arthur Kaplan Cosmetics, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated June 25, 2008

PROSPECTUS
ARTHUR KAPLAN COSMETICS, INC.
5,000,000
COMMON STOCK

The selling shareholders named in this prospectus are offering up to 5,000,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.001 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.001	None	$0.001
Total	$5,000	None	$5,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.001 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: June 25, 2008

Table of Contents

SUMMARY	5
RISK FACTORS	7
RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	7
RISKS ASSOCIATED WITH OUR BUSINESS MODEL	8
Because we have not established the AKC brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.	8
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	8
Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	8
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease.	8
If we are unable to deliver our products on time to our consumers’ specifications, we could suffer lost sales.	9
If we are unable to successfully manage growth, our operations could be adversely affected.	9
If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.	9
If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted.	9
If we are unable to continually upgrade and expand our systems, our business will fail.	10
Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.	10
Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.	11
If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.	11
If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.	11
Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.	12
Because the e-commerce market is subject to cyclical variations, those variations may have a material adverse effect on our business.	12
If international events delay or prevent the delivery of products to our customers, we may be materially adversely affected, and our business may fail.	12
RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS	13
Because our management is inexperienced in operating either personal care businesses or internet retail sites, our business plan may fail.	13
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	13
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	13

Because our president, Mr. Arthur Kaplan, owns 66.88% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Kaplan are inconsistent with the best interests of other stockholders.	13
Because our president, Mr. Arthur Kaplan, owns 66.88% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	14
RISKS RELATED TO LEGAL UNCERTAINTY	14
If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	14
Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	14
If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.	15
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	15
RISKS RELATED TO OUR SECURITIES	16
Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.	16
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	16
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	16
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.	17
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	17
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	17
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	18
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	18
FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	19
DILUTION	19
SELLING SHAREHOLDERS	19
PLAN OF DISTRIBUTION	22
DESCRIPTION OF SECURITIES	23
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
DESCRIPTION OF BUSINESS	26
LEGAL PROCEEDINGS	33
DESCRIPTION OF PROPERTY	33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	33
FINANCIAL STATEMENTS	36
PLAN OF OPERATION	37
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	40
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	40
EXECUTIVE COMPENSATION	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
AVAILABLE INFORMATION	44

Summary

We were incorporated as “Arthur Kaplan Cosmetics, Inc.” (“AKC”) on June 25, 2007, in the State of Nevada for the purpose of developing, manufacturing, and selling organic personal care products (our “Products”) specifically for men. Our Products are made from natural ingredients, including food-grade vegetable oils, and we promote them as 100% USDA Certified Organic. Our Products also include therapeutic aromas, which we believe will help us sell the Products at a high price point. The development of our initial Products and their related packaging is now complete. We are currently preparing to begin the manufacture and distribution of Products. We are planning to begin sales and distribution online before expanding to select department stores.

We are a development stage company and have not generated significant sales to date. As of March 31, 2008, we had $2,143 in current assets and current liabilities in the amount of $26,667. Accordingly, we had a working capital deficit as of March 31, 2008 of $24,524. Since our inception through March 31, 2008, we have incurred a net loss of $30,534. Our current working capital does not seem to be sufficient to enable us to implement our business plan as set forth in this prospectus and to continue business operations for the next twelve months. For this and other reasons set forth in the notes to our audited financial statements, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our offices are located at 56C Page Street, Gahanna, OH 43230, and our telephone number is (614) 596-1586. Our Internet Site can be found at www.ArthurKaplanCosmetics.com (our “Site). Information contained on our Web Site is not part of this registration statement.

The Offering

Securities Being Offered	Up to 5,000,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President, CEO and director, Mr. Arthur Kaplan.
Offering Price
The offering price of the common stock is $0.001 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the FINRA over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
15,100,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, CEO and director, Mr. Arthur Kaplan, owns 66.88% of the common shares of our company and therefore has substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Offering Period	The shares are being offered for a period up to December 31, 2008, unless extended by us for an additional 90 days.

Summary Financial Information*

Balance Sheet Data	As of March 31, 2008 (Audited)	As of December 31, 2007 (Audited)
Cash	$2,143	$2,145
Total Assets	$2,143	$2,145
Liabilities	$26,667	$26,042
Total Stockholders’ Deficit	$24,524	$23,897

Statement of Operations	From Inception (June 25, 2007) Through March 31, 2008 (Audited)	From Inception (June 25, 2007) Through December 31, 2007 (Audited)
Revenue	$0	$0
Loss for the Period	$29,907	$30,534

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  Operating expenses for the period from June 25, 2007 (date of inception) to March 31, 2008, totaled $28,867. We have incurred cumulative net losses of $30,534 since June 25, 2007. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months should we determine to pursue a strategy of growth. As of March 31, 2008, we had cash in the amount of $2,143. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Your evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have only recently begun to offer our products. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the AKC brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our AKC brand name. As a result, consumers may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

Although we plan to pursue written agreements with our suppliers and manufacturers to provide goods to us at their respective and customary rates upon request, we currently do not have written agreements in place with our suppliers. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan and ability to services our customers may be impaired if we are not able to secure written agreements with additional suppliers, or the parties with whom we have verbal agreements do not perform in accordance with our verbal agreements. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We plan to pursue written agreements with the third party manufacturers of the products we sell which are shipped directly from the supplier in our proprietary packaging. If we lose the services of our third party manufacturers and suppliers, we may be unable to secure the services of replacement manufacturers and suppliers. In addition, because we do not have written agreements with all of these manufacturers and suppliers, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease.

We believe our success depends in substantial part on our ability to offer products and designs that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner.  Our business is vulnerable to changes in consumer preferences.  We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business.  There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

If we are unable to deliver our products on time to our consumers’ specifications, we could suffer lost sales.

The success of our business depends on our ability to deliver our products to our consumers’ specifications in a timely manner.  However, we are dependent third party manufacturers and suppliers to produce and deliver products to our customers.  Disruptions in the manufacturing process could delay the timely receipt of merchandise, which could result in cancelled sales.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations. Any time new products are introduced into a market, there is a substantial risk that sales will not meet expectations or even cover the cost of operations. General market conditions are unpredictable, and sales might be slow or even non-existent, and/or the products might not fit the needs of our target market sufficiently to induce sales. While we anticipate the ability to sell products on our Site, there is no way to predict the volume of product sales that will occur or even if sales will be sufficient to support our future operations. Numerous factors beyond our control may affect the marketability of the products offered. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted.

The Internet and personal care products are both highly competitive arenas with competition continually increasing. There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, distribution network, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our products, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

If we are unable to continually upgrade and expand our systems, our business will fail.

Our sales efforts will begin online and may continue there indefinitely. If we are unable to continually upgrade and expand our systems in order to keep up with technological changes, we will not be able to compete within our industry and our business will fail. The Internet market is characterized by rapidly changing technologies, evolving industry standards, changing customer needs, and frequent new product and service introductions. Our future success will depend, in part, on our ability to change and evolve, to use technologies effectively, to further expand our product lines, and to potentially develop new services to meet changing customer needs on a timely and cost-effective basis. There can be no assurance that we will be successful in this change and evolution on a timely basis. Although we intend to support emerging standards in the Internet marketplace, there can be no assurance that industry standards will be established or, if they become established, that we will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.

Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.

Because we are dependent on third parties, especially product manufacturers and distributors, we face potential losses if any of these products are interrupted or become more costly. Our operations and services are dependent on the protections of our equipment from fire, earthquakes, power loss, telecommunications failures and similar events. A significant portion of our equipment, including all critical “server” equipment dedicated to our Internet Web Portal site, will be located at a single facility operated by an independent third-party. Despite precautions taken by us and our third-party “server park” operator, the occurrence of a natural disaster or other unanticipated problems at our corporate offices or those of the server park operator, could cause interruptions in our services. We will be relying upon our server park operator to provide redundant or backup equipment and telecommunications facilities. Any accident, incident or system failure that causes interruptions in our operations could have a material adverse affect on our ability to provide Internet services to our customers. Extensive or multiple interruptions in providing customers with site access are a known primary reason for customer decisions to abandon the use of Internet sites/services. Accordingly, any disruption of our services due to system failures could have a material adverse affect on our business, financial condition and results of operations.

Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.

If telecommunications providers lose service to their customers, our customers will not be able to access our service. We will be relying on our web hosting company to provide the telecommunications links for our customers to access our web site. In the Internet marketplace it is not unusual for telecommunications providers to lose service in a market area, although these problems are usually cured within 24 hours. Any accident, incident, system failure or discontinuance of operations involving a third-party telecommunications provider that causes our members or visitors to be unable to access our site could have a material adverse affect on our ability to provide services to our customers and, in turn, on our business, financial condition, and results of operations.

If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.

Despite the implementation of security measures, our web site infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.

The future success of our business will depend to a large extent on the capacity, reliability and security of our Site infrastructure. As consumer visitation increases, we will be required to expand and adapt our Site infrastructure. Such expansion and adaptation will require substantial financial, operational and management resources. We believe that we will have the necessary funds for capital expenditures on Site software and hardware infrastructure during the next twelve months. In the event that we grow very rapidly, there can be no assurance that we will be able to keep up or expand or adapt our Site infrastructure to meet evolving consumer demand on a timely basis and at a commercially reasonable cost, or at all. If we are unable to expand and adapt our Site infrastructure to accommodate visitors to our Site, customers could stop using our service, resulting in a loss of business.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

US trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

Because the e-commerce market is subject to cyclical variations, those variations may have a material adverse effect on our business.

We will be subject to cyclical variations in the e-commerce market. Internet usage, and in turn e-commerce, slows down in the summer months. We and other online retailers rely on the expenditure of discretionary income for most, if not all, sales, particularly as we are targeting the luxury market. Economic downturns, whether real or perceived, in economic conditions or prospects could adversely affect consumer spending habits and, therefore, have a material adverse effect on our revenue, cash flow and results of operations. Alternatively, any improvement, whether real or perceived, in economic conditions or prospects could adversely impact our ability to acquire ingredients for our products and, therefore, have a material adverse effect on our business, prospects, financial condition and results of operations, as our available supply of merchandise may be negatively impacted by increased competition.

If international events delay or prevent the delivery of products to our customers, we may be materially adversely affected, and our business may fail.

A portion of the merchandise we will be selling may be made outside of the United States. As a result, any event causing a disruption of imports, including the imposition of import restrictions or trade restrictions in the form of tariffs, “antidumping” duties, port security or other events that could slow port activities, acts of war, terrorism or diseases, could increase the cost and reduce the supply of products available to us, which could, in turn, negatively affect our sales and profitability. In addition, over the past few years, port-labor issues, rail congestion, and trucking shortages have had an impact on all direct importers. Although in most instances the merchandiser will deliver the product directly to the purchaser, as the retailer we may be held accountable. Although we attempt to anticipate and manage such situations, both our sales and profitability could be adversely impacted by any such development in the future.
Additional risks to which we are subject by virtue of conducting our business across national boundaries, many of which are outside of our control, include the following:

•	Economic recession
•	Currency exchange rate and interest rate fluctuations
•	Changes in governmental policy, including those relating to taxation
•	International military, political, diplomatic, and terrorist incidents
•	Government instability
•	Nationalization of foreign assets; and
•	Tariffs and governmental trade policies

We cannot ensure that one or more of these factors will not negatively affect our international segment and, as a result, our business and financial performance.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating either personal care businesses or internet retail sites, our business plan may fail.

Our management does not have any specific training in running either personal care businesses or internet retail sites. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within these industries. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Kaplan, our president and CEO, devotes 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Kaplan, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our president, Mr. Arthur Kaplan, owns 66.88% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Kaplan are inconsistent with the best interests of other stockholders.

Mr. Kaplan is our president, chief executive officer and our sole director. He owns approximately 66.88% of the outstanding shares of our common stock. He also has the right to convert a $25,000 convertible demand promissory note into shares of our common stock at $0.01 per share.  Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Kaplan may still differ from the interests of the other stockholders.

Because our president, Mr. Arthur Kaplan, owns 66.88% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Arthur Kaplan, owns 10,100,000 shares of our common stock, which equates to 66.88% of our outstanding common stock.  He also has the right to convert a $25,000 convertible demand promissory note into shares of our common stock at $0.01 per share.  There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Mr. Kaplan will be eligible to sell his shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our Products are intended for personal use, we may be subject to liability for any accidents or injury that may occur in connection with the use of these Products or due to claims of defective design, integrity or durability of the Products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement by our suppliers, we cannot be certain that the products they manufacture do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and trademark in both the United States and other countries. To date, we have not obtained any trademark or trade name registrations, except for our domain name, www.ArthurKaplanCosmetics.com. There can be no assurance that the steps we intend to take to protect our rights will be adequate, that we will be able to secure protections or registrations for our rights or marks in the United States or in foreign countries or that third parties will not infringe upon our territorial rights or misappropriate our copyrights, trademarks, service marks, domain name and similar proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain foreign countries. It is possible that our competitors or others will adopt product or service names similar to ours, thereby impeding our ability to build brand identity which could possibly lead to customer confusion. Our inability to protect our marks adequately could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results. In the future, litigation may be necessary to enforce and protect our territorial distribution rights, our trade secrets, copyrights and other intellectual property rights. Litigation would divert management resources and be expensive and may not effectively protect our intellectual property. We may be subject to litigation for claims of infringement of the rights of others or to determine the scope and validity of the territorial and/or intellectual property rights of others. If other parties file applications for marks used or registered by us, we may have to oppose those applications and participate in administrative proceedings to determine priority of rights to the mark, which could result in substantial costs to us due to the diversion of management’s attention and the expense of such litigation, even if the eventual outcome is favorable to us. Adverse determinations in such litigation could result in the loss of certain of our proprietary rights, subject us to significant liabilities, and require us to seek licenses from third parties or prevent us from selling our products and services. Any of these results could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "New Rule 144" below.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 5,000,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 33.11% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors may become authorized to issue shares of preferred stock. Our board of directors will then have power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.001 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Rule 504 of Regulation D of the Securities Act of 1933, as amended, and completed on October 1, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of June 13, 2008, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 15,100,000 shares of common stock outstanding on June 13, 2008.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dimitriy Livits 151 Royal Farm East Blacklick, OH 43004	100,000	100,000	0	0.00%
Inna Livits 151 Royal Farm East Blacklick, OH 43004	100,000	100,000	0	0.00%
Slava Kushner 4129 Pathfield Dr. Columbus, OH 43230	100,000	100,000	0	0.00%
Ninel Kushner 4129 Pathfield Dr. Columbus, OH 43230	100,000	100,000	0	0.00%
Beata Kushner 4129 Pathfield Dr. Columbus, OH 43230	100,000	100,000	0	0.00%
Adriana Moreno de la Pena 516 Woodside Lake Dr. Gahanna, OH 43230	100,000	100,000	0	0.00%
Adriana Y. de la Pena Driotty 516 Woodside Lake Dr. Gahanna, OH 43230	100,000	100,000	0	0.00%
Jared Sellars 1945 Judwick Drive Columbus, OH 43229	100,000	100,000	0	0.00%
Ed Gerchik 3997 Farber Ct. New Albany, OH 43054	100,000	100,000	0	0.00%
Olga Gerchik 3997 Farber Ct. New Albany, OH 43054	100,000	100,000	0	0.00%
Nina Zhigina 105 Tarlton St. Staten Island, NY 10306	100,000	100,000	0	0.00%

Vadim Lelchuk 59 Tarlton St. Staten Island, NY 10306	100,000	100,000	0	0.00%
Igor Svishevskiy 1945 Judwick Dr. Columbus, OH 43229	100,000	100,000	0	0.00%
Cesar Castillo 516 Woodside Lake Dr. Gahanna, OH 43230	100,000	100,000	0	0.00%
Scott Stupprich 3930 Glenmore Ave. Cincinnati, OH 45211	250,000	250,000	0	0.00%
Cheryl Stupprich 3930 Glenmore Ave. Cincinnati, OH 45211	250,000	250,000	0	0.00%
Chad Fibbe 118 Carriage Park Dr. Alexandria, KY 41001	250,000	250,000	0	0.00%
Daniel Strunk 609 Light St. P.O. Box 185 Felicity, OH 45120	250,000	250,000	0	0.00%
David Weddle 26 Concord Woods Dr. Milford, OH 45150	250,000	250,000	0	0.00%
Thomas Lewis 3261 Brater Ave. Cincinnati, OH 45238	250,000	250,000	0	0.00%
DeidreD Lewis 3261 Brater Ave. Cincinnati, OH 45238	250,000	250,000	0	0.00%
John Bedenbaugh 3910 Trevor Ave. Cincinnati, OH 45211	250,000	250,000	0	0.00%
Jeremy Brogan 969 Korbent Ave. Cincinnati, OH 45205	250,000	250,000	0	0.00%
Edward James, Jr. 8011 Sharps Hill Rd. Brookville, IN 47012	250,000	250,000	0	0.00%
Michelle James 8011 Sharps Hill Rd. Brookville, IN 47012	250,000	250,000	0	0.00%

Jennifer Duncan 1104 Hilliard Ave. Cincinnati, OH 45238	250,000	250,000	0	0.00%
Robin Duncan 1104 Hilliard Ave. Cincinnati, OH 45238	250,000	250,000	0	0.00%
Joe Wilson 1014 Nordyke Rd. Cincinnati, OH 45255	250,000	250,000	0	0.00%
Carolyne S. Johnson 906 Thayer Dr. Columbusm OH 43230	100,000	100,000	0	0.00%

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.001 per share until such time as the shares of our common stock become quoted on the FINRA Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

Presently, the selling shareholders cannot sell their common stock of our Company in accordance with new Rule 144 under the Securities Act because we are defined as a "shell company."

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of March 31, 2008, there were 15,100,000 shares of our common stock issued and outstanding.  Our shares are held by thirty (30) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

Aside from a convertible $25,000 demand promissory note that we issued to our officer and director, Mr. Arthur Kaplan, convertible into shares of our common stock at an exercise price of $0.01 oer share, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Ronald Serota, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chartered, Independent Registered Public Accounting Firm has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Moore & Associates, Chartered, Independent Registered Public Accounting Firm has presented their report with respect to our audited financial statements. The report of Moore & Associates, Chartered, Independent Registered Public Accounting Firm is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Company Overview

We are in the business of developing, manufacturing, and selling organic personal care products specifically for men. Our Products are made from natural ingredients, including food-grade vegetable oils, and we promote them as 100% USDA Certified Organic. Our Products also include therapeutic aromas, which we believe will help us sell the Products at a high price point. The development of our initial Products and their related packaging is now complete. We are currently preparing to begin the manufacture and distribution of Products. We are planning to begin distribution online initially before expanding to select department stores.

Personal Care Product Industry

According to estimates from Datamonitor, the global personal care industry was worth around $120 billion in 2002. The biggest segment was skincare with sales of around $28 billion, followed by hair care at $27 billion, color cosmetics at $23 billion, fragrances at $22 billion, and personal hygiene at $20 billion.

Aroma is one major focus in the personal care products industry.  Companies are increasingly using aromatherapy claims to market their products.  Aromatherapy is a generic term used to indicate any of the various applications of volatile liquid plant materials, known as essential oils ("EOs"), and other scented compounds from plants for the purpose of affecting a person's mood or health.  The aromatherapy industry is a fairly young industry in the United States, but it is growing at an enormous pace.  Aromatherapy’s largest commercial significance at the moment lies in the personal care industry.

One segment of the personal care products industry that often employs aromatherapy is the natural and organic personal care products sector.  With sustained annual growth of 15% or more during the past 15 years, U.S. retail sales of natural and organic personal care products reached $7.5 billion in 2005, while global sales topped $21 billion, according to Nutrition Business Journal. At the end of 2007, U.S. sales were approaching $9 billion.  Compared to an overall U.S. personal care market that stood at $48.5 billion in 2005, this market now represents over 15% of the total market and continues to grow. Natural and organic product sales are evenly spread across multiple channels, from natural to mass, as consumers continue to shop for personal care products that are healthier and more socially and environmentally responsible.  The Organic Consumers Organization ("OCO"), representing more than 500,000 members, anticipates that growth will continue in 2008, citing that consumers have more choices than ever before of USDA organic personal care products, such as soaps, lotions, crèmes and balms. Organic, synthetic-free personal care products which comply with the USDA's National Organic Program's ("NOP") strict standards for organic food, will be more widely available because manufacturers have taken note of the trend and begun to catch up with consumer demand. Personal care companies may represent that they are NOP certified organic and display the USDA organic seal, or "made with organic," so long as such products are certified to meet the NOP standards.

Health and Environmental Risks of Synthetic Chemicals in Personal Care Products

Sales of organic personal care products are currently rising as a result of growing concerns over the possible health and environmental effects of some of the common synthetic ingredients found in many personal care products today. One group of chemicals currently being studied for potential negative health and environmental impact is called parabens, which includes methylparaben, ethylparaben, propylparaben, benzylparaben, butylparaben and others.  They are relatively inexpensive ingredients, and are effective as preservatives, hampering the growth of bacteria and fungi. These preservatives have made possible the modern practice of manufacturing personal care products thousands of miles away from where they will be sold, and extending the shelf life of products for months or years.

Recent studies, however, indicate that parabens mimic the effects of estrogen in the body. They have been detected in breast tumors, and breast cancer has been linked to high levels of estrogen.  Other studies have detected parabens in other parts of the body, and suggest that the chemicals can pass through the skin when used in products such as shampoos or skin creams. A Danish study found that when a paraben cream was spread on the backs of healthy men, the substance showed up in their blood samples within hours. Human skin is extremely permeable, allowing chemicals to penetrate the skin in significant amounts. One study showed that 13% of the cosmetic preservative butylate hydroxytoluene ("BHT") and 49% of the carcinogenic pesticide DDT (which is found in some products containing lanolin) is absorbed through the skin.

Neither the U.S. Food and Drug Administration ("FDA"), nor any other government agency, has direct authority over regulating the ingredients found in personal care products. In fact, the only entity responsible for ensuring the safety of personal care products is the Cosmetic Toiletry and Fragrance Association ("CTFA"), whose members are developers and manufacturers of personal care products. Scientists paid by the CTFA make up the Cosmetic Ingredient Review panel ("CIR"), and are charged with regulating the safety of the industry's products.

In 2004, the Environmental Working Group ("EWG") released the findings of a study it conducted regarding the safety of personal care products. Comparing approximately 10,000 ingredients found in 7,500 different products against lists of known and suspected chemical health hazards, the research provided support for concerned consumer safety groups.  The EWG found that one in every 120 products analyzed contained ingredients certified by the government as known or probable carcinogens, such as coal tar, alpha hydroxy acids and beta hydroxy acids. Nearly one-third of the products contained ingredients classified as possible carcinogens. 54 products even violated recommendations for safe use that the CIR had put in place. A number of lotions and shampoos contained the hormone-disrupting ingredient, phthalate.

The environmental impact of the disposal of these chemicals is of concern to environmental groups. The Environmental Protection Agency ("EPA") has stated that its researchers have found pharmaceuticals and personal care products ("PPCPs") in nearly every water supply they have tested. Chief of the environmental chemistry branch of the EPA's Environmental Sciences Division, Christian Daughton began reporting on the dangers of PPCPs in the water supply during the mid-1990s.  In 1999, Daughton co-wrote, with Thomas A. Ternes of the Institute for Water Research and Water Technology in Germany, the first comprehensive article on PPCPs in the U.S. water supply. The authors wrote that exposure to PPCPs, especially for aquatic organisms, may be more chronic than exposure to pesticides and other industrial chemicals "because PPCPS are constantly infused into the environment wherever humans live or visit." Daughton and Ternes warned in 1999 that prolonged exposure "could lead to cumulative, insidious, adverse impacts" that may not appear until it is too late to intervene."

Personal Care Product Market

The personal care product market can be divided into four distinct segments:

1.
Luxury:  These are high-end products sold in department stores such as Bergdorf-Goodman, Neiman Marcus, Barneys and Saks Fifth Avenue.  Skin crème products in this market segment will generally be priced over $150.  Examples of product lines sold in these markets include La Prairie, Sisley, Crème de la Mer and Aqua di parma. We are planning to position our products in this market.

2.
Prestige:  These are considered quality products, sold in wide distribution through department stores, brand stores and specialty stores such as Sephora and Ultra.   Examples of product lines sold in these markets include Lancôme, Estee Lauder, L’Occitane and Caudalie.

3.
Massitige:  These are discounted products sold primarily in drug stores, high-end discount stores such as Target and Kohl’s and select department stores. Direct sales distributions often include masstige product sales as well. Skin crème products in this market segment are generally priced below the prestige segment, but higher than the mass segment.  This market segment is identified by a higher perceived brand image based on quality, effectiveness and style, and includes product lines such as Neutrogena, L’Oreal and Olay.

4.
Mass:  These are products sold in grocery and drug stores and are generally priced at the lower end of the personal care product market.  This segment of the market includes product lines such as Dove, Herbal Essence, and Aveeno.

Target Market

Market segmentation analysis across several behaviors and attitudes by the Natural Marketing Institute reveal that two distinct consumer segments, the Lifestyles of Health and Sustainability ("LOHAS") segment and Naturalite segment, represent the primary target markets for natural and organic personal care products (a group comprising around 50% of the U.S. population). They also found the following:

•	45% of the general population believes that natural, organic and green ("NOG") products are as important as healthy foods;
•	50% of the general population uses organic products and
•	59% of women indicate that 100% natural ingredients are important when purchasing personal care products.

Our Products

We have developed a customized formula for our line of Men’s Organic Personal Care Products to sell in the luxury segment of the personal care product market. An increasing awareness of and demand for organic and natural skin products, and for aromatherapy products, has resulted in what we anticipate will be a highly receptive potential market for our Products.

Our Products are made from natural ingredients, including food-grade vegetable oils, and we promote them as 100% USDA Certified Organic. Our Products also include therapeutic aromas, which we believe will help us sell the Products at a high price point.

Because our Products contain ingredients grown in the absence of insecticides and other soil pullutants, they contain minerals, vitamins and nutrients not found in other products.  Additionally, the uniquely long maceration process to which these ingredients are subjected yield polyphenols in relatively high quantity.  Polyphenols are the free radical scavengers that, among other things, help to protect collagen and elastic fibers and prevent the destruction of hyaluronic acid in the skin.  The use of these ingredients enhances our Products’ ability to help fight wrinkles and other visible signs of aging.

We have developed a customized formula for our Product line that was developed using a proprietary blend of different organic raw materials, which are consistent across the entire product line.  The significant ingredients contain the anti-oxidant properties that many believe help fight free radical damage caused by sunlight, stress and other environmental factors. Other key ingredients used in our formulas have been selected for their efficacy in correcting existing skin damage.

Every item in our Product line is:

•	100% USDA Certified Organic
•	Derived from plant and marine botanicals
•	Moisturizing, non-irritating, softening, cleansing, and nourishing
•	Free of animal products and manufactured without animal testing
•	Free of synthetic preservatives, colors, and fragrances
•	Free of Sodium Laureth (Lauryl) Sulfate (used to lather, but can irritate the skin) - we use coconut oil instead
•	Free of petro-chemicals, lanolin, or mineral oil
•	Safe for the environment

Following is a description of our Products, including some of their ingredients and the intended effect of those ingredients:

•
Facial Scrub: This is a gentle, non-irritating, face and body cleansing foam containing certified organic ingredients such as olive, coconut, grapeseed oils and chamomile.  The olive oil, vegetable glycerin, and natural humectants in the scrub are intended to draw moisture to the skin. A blend of essential oils of orange, sandalwood, clary sage, Moroccan rose, jasmine absolute, yarrow, tanacetum, ylang ylang, and vetiver is included. Grapeseed oil contains vitamins and minerals, which we feel offer antioxidant and anti-wrinkle benefits. Purified water is infused with certified organic chamomile flowers. Rosemary extract delivers antioxidants to the skin. The foam has a silky texture and is promoted as delivering natural benefits for the skin and aromatherapy benefits to help balance moods and create a sense of wellbeing.

•
Facial Moisturizer:  This mild, soap-free facial cleanser was developed to exfoliate and smooth skin with coconut oil, aloe vera, and vitamin E. Honey is included and naturally inhibits bacteria growth. The essential oils of orange and grapefruit cool the skin. Almonds and oatmeal exfoliate skin and absorb excess oil. This moisturizer was created to soothe and restore tired, faded skin and is for all skin types, including sensitive skin.

•
Shave Cream:  This cream delivers nutrients and moisturizes skin. Olive oil acts as a humectant, drawing moisture from the air to the skin. Cocoa butter serves to retain and restore skin moisture and softness, particularly after environmental exposure. Organic chamomile soothes skin, and soy cream helps stimulate circulation. This cream emits a pink grapefruit aroma and deeply penetrates without leaving a greasy residue.

•	After Shave Tonic: This aftershave tonic is made to soothe freshly shaved skin, reduce irritation and provide moisturizing properties.

•
Conditioner:  This mild hair conditioner detangles, softens hair, and restores manageability with combing and anti-static properties. It is formulated to provide body and shine, reveal natural highlights of hair and diminish split ends. Vitamins and botanical extracts help to nourish and restore natural balance to hair. Tea tree oil helps control flaking while Shea butter helps restore the sheen and softness of hair. It is designed to be an effective supplement to our shampoo, and is readily biodegradable.

•
Shampoo:  Hijiki Seaweed is included to remove residue deposited on hair and provide nutrients to the hair and scalp. Coconut and jojoba oils add moisture and shine to hair. Soy milk and honey proteins provide additional nutrients and softening.  Aloe vera acts as an emollient to promote healing to dry or damaged hair. This shampoo is mild, and promotes clean hair with shine and manageability.

•
Shower Gel:  This gentle, exfoliating gel is contains seaweed, sea salt and clay to nourish skin by leeching toxins. This mild, soap-free body cleanser was developed to exfoliate and smooth skin with coconut oil, aloe vera, and vitamin E. Honey naturally inhibits bacteria growth. The essential oils of spearmint and eucalyptus provide aromatherapy benefits and cool the skin. The lather softens skin without leaving a residue. This gel is marketed as providing the benefits of a spa experience at home.

•
Lip Balm:  This balm contains natural ingredients intended to provide optimal benefits in lip nourishing and conditioning. Green tea is a natural antioxidant, and Shea butter contains vitamins A, E, and F.  This balm penetrates deeply to soften and smooth skin. Grapeseed extract and vitamin E provide antioxidant and anti-wrinkle benefits. Aloe vera further promotes healthy skin. A blend of essential oils of orange, sandlewood, clary sage, Moroccan rose, jasmine absolute, yarrow, tanacetum, ylang ylang, & vetiver is included to provide aromatherapy benefits.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell organic, luxury skin care products to men. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•
Burt’s Bees: We consider Burt Bee’s to be our closest competitor in terms of Products offered.  They offer a natural line of products that reflects our product concept and closely resembles our proposed product line. The concept and creation of the Burt’s Bees product line, like ours, is an extrapolation on the benefits of the antioxidants, polyphenols, and organic and natural ingredients. Burt’s Bees has two significant advantages over usin the marketplace at this time: (a) they have been on the market for over a decade and have grown to be a global brand with distribution outlets all over the world; and (b) they serve a larger target audience with a lower price point than we anticipate.  According to a January 2008 article published in E/The Environmental Magazine, Burt's Bees has gone from a small-time beeswax candle business to a $250 million-per-year top-grossing manufacturer of natural-care products (lip care, hair care, foot care, baby care, pregnant mother care).

•
Terressentials:  This company hand-crafts a wide range of certified organic products: skin care, hair care, baby products, and other goods made with certified organic herbs and certified organic essential oils.  They only use ingredients that the USDA permits in certified organic food.  Instead of stearic acid or cetyl alcohol, they use certified organic cocoa butter and certified organic shea butter.  Instead of ammonium lauryl sulfate or decyl polyglucose, they use mild, cold-process castile soap made from certified organic olive oil.

•
JASON Natural Products, a subsidiary of Hain Celestial Group:  JASON Natural Products claims to be “the leading purveyor of pure and natural products for skin, body, hair and oral health for the whole family, giving consumers effective, environmentally-friendly alternatives to mass-produced, synthetic chemical products since 1959.”  Their line features over 200 products that they advertise “contain the finest food-grade, natural, organic and nutritional ingredients that deliver topical benefits to the hair and skin.”

•
EO:  This acronym stands for Essential Oils.  EO promotes that they “blend only pure essential oils with other plant-based ingredients to create natural personal care products that awaken & delight your senses.”

•
Dr. Bronner's and Sun Dog's Magic:  Certified to National Organic Standards, their products are based on pure organic oils, free of petrochemically modified ingredients and preservatives.  They offer a variety of products, including lotions, body balms and lip balms.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product area. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Now that we have determined the final formulas for our Product line, we intend to file a patent on each of our unique mixtures. We will apply for patent protection and/or copyright protection in the United States.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark, patent, and copyright laws to protect our intellectual property, including product formulas, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the personal care product industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in the United States is not subject to special regulatory and/or supervisory requirements.

Employees

The Company appointed Arthur Kaplan as our Chief Executive Officer and President. Our President oversees all responsibilities in the areas of corporate administration, business development, and research. We do not have any other employees at this time.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is CSJ Business Solutions, LLC, 1350 E. Flamingo, Suite 3101, Las Vegas, VN 89119.

Description of Property

We maintain our corporate office at 56C Page Street, Gahanna, Ohio, 43230.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

New Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Penny Stock Regulation

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty (30) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Audited financial statements for the three months ended March 31, 2008, for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and for the period from June 25, 2007 (Date of Inception) through March 31, 2008:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of December 31, 2007 and March 31, 2008

F-3	Statements of Operations for the three months ended March 31, 2008, for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and for the period from June 25, 2007 (Date of Inception) through March 31, 2008

F-4	Statement of Stockholders’ Equity for the period from June 25, 2007 (Date of Inception) through March 31, 2008

F-5	Statements of Cash Flows for the three months ended March 31, 2008, for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and for the period from June 25, 2007 (Date of Inception) through March 31, 2008

F-6	Notes to Financial Statements

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arthur Kaplan Cosmetics, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Arthur Kaplan Cosmetics, Inc. (A Development Stage Company) as of March 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the three months ended March 31, 2008, and from inception on June 25, 2007 through December 31, 2007, and from inception on June 25, 2007 through March 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arthur Kaplan Cosmetics, Inc. (A Development Stage Company) as of March 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the three months ended March 31, 2008, and from inception on June 25, 2007 through December 31, 2007, and from inception on June 25, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has accumulated deficit of $29,774 as of March 31, 2008, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
June 13, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Balance Sheets
ASSETS
	March 31, 2008	December 31, 2007

CURRENT ASSETS

Cash	$2,143	$2,145

Total Current Assets	2,143	2,145

TOTAL ASSETS	$2,143	$2,145

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Related party payables	$25,000	$25,000
Accrued interest payable	1,667	1,042

Total Current Liabilities	26,667	26,042

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.001 par value, 100,000,000 shares authorized, 15,100,000 shares issued	15,100	15,100
Additional paid-in capital (deficit)	(9,090)	(9,090)
Deficit accumulated during the development stage	(30,534)	(29,907)

Total Stockholders' Equity (Deficit)	(24,524)	(23,897)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,143	$2,145

The accompanying notes are an integral part of these financial statements.

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Statements of Operations

	For the Three Months Ended March 31, 2008	From Inception on June 25, 2007 Through December 31, 2007	From Inception on June 25, 2007 Through March 31, 2008

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative	2	28,865	28,867

Total Operating Expenses	2	28,865	28,867

INCOME (LOSS) FROM OPERATIONS	(2)	(28,865)	(28,867)

OTHER EXPENSES

Interest expense	(625)	(1,042)	(1,667)

Total Other Expenses	(625)	(1,042)	(1,667)

NET LOSS BEFORE INCOME TAXES	(627)	(29,907)	(30,534)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(627)	$(29,907)	$(30,534)

BASIC LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	15,100,000	15,100,000

The accompanying notes are an integral part of these financial statements.

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders' Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, June 25, 2007	-	$-	$-	$-	$-

Shares issued for cash at $0.01 per share	10,100,000	10,100	(9,090)	-	1,010

Shares issued for cash at $0.01 per share	5,000,000	5,000	-	-	5,000

Net loss since inception through December 31, 2007	-	-	-	(29,907)	(29,907)

Balance, December 31, 2007	15,100,000	15,100	(9,090)	(29,907)	(23,897)

Net loss for the three months ended March 31, 2008	-	-	-	(627)	(627)

Balance, March 31, 2008	15,100,000	$15,100	$(9,090)	$(30,534)	$(24,524)

The accompanying notes are an integral part of these financial statements.

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Statements of Cash Flows

	For the Three Months Ended March 31, 2008	From Inception on June 25, 2007 Through December 31, 2007	From Inception on June 25, 2007 Through March 31, 2008

OPERATING ACTIVITIES

Net loss	$(627)	$(29,907)	$(30,534)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Changes in operating assets and liabilities:
Changes in accrued interest payable	625	1,042	1,667

Net Cash Used by Operating Activities	(2)	(28,865)	(28,867)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from related party payables	-	25,000	25,000
Common stock issued for cash	-	6,010	6,010

Net Cash Provided by Financing Activities	-	31,010	31,010

NET DECREASE IN CASH	(2)	2,145	2,143

CASH AT BEGINNING OF PERIOD	2,145	-	-

CASH AT END OF PERIOD	$2,143	$2,145	$2,143

SUPPLIMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Arthur Kaplan Cosmetics, Inc. (the Company) was incorporated in the State of Nevada on June 25, 2007. The Company was incorporated to engage in the business of the development, production, and distribution of cosmetic products.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2008 and December 31, 2007.

	For the Three Months Ended March 31, 2008	From Inception on June 25, 2007 Through December 31, 2007
Loss (numerator)	$(627)	$(29,907)
Shares (denominator)	15,100,000	15,100,000
Per share amount	$(0.00	$(0.00)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2008.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

	March 31, 2008	December 31, 2007
Income tax expense at statutory rate	$(245)	$(11,663)
Valuation allowance	245	11,663
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:
	December 31, 2007	December 31, 2006
NOL carryover	$11,908	$11,663
Valuation allowance	(11,908)	(11,663)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $30,534 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Stock-based compensation.
As of March 31, 2008, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on our financial statements.

ARTHUR KAPLAN COSMETICS, INC.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2008 and December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

2.           COMMON STOCK
During the fiscal year ended December 31, 2007, the Company issued 15,100,000 shares of its common stock for cash at $0.001 per share.

On May 29, 2008, the Company’s common stock was forward split on a 10 shares for 1 share basis. The accompanying financial statements reflect the forward stock split on a retroactive basis.

3.           GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $30,534 as of March 31, 2008.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Plan of Operation

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We have completed development of and have a contract with a manufacturer of personal care products to produce a series of men’s organic personal care products. We have developed a customized formula for our Products designed for sale in the luxury segment of the personal care product market. Initially, our products are expected to be sold exclusively online at www.ArthurKaplanCosmetics.com.  We expect our products to be available over the counter in 2008, although a definitive launch date has yet to be determined. We feel that our final Product will compete effectively in the marketplace due to its quality, certified organic ingredients, aromatherapy benefits, and highly effective performance relative to similar products in the marketplace.

Manufacturing

We have a contract with a manufacturer of personal care products to produce a series of men’s organic personal care products.  Initial production has begun, and we have received a commercial batch of each product, bottle and package for final approval.  Additionally, we have completed the process of choosing all the peripheral items involved in the manufacturing and marketing process, including:

•	Shape and size of the product containers
•	Types of caps
•	Packaging
•	Logo and label designs
•	Unit cartons

Sales and Distribution Strategy

Our goal is for our organic personal care product line for men to become a leading product line in the personal care product marketplace. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be department stores as wholesale customers and men as end users. We intend to do this by engaging in the following:

•
Attending national and regional personal care product promotional events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote personal care related products. We plan to attend a number of events attended by luxury personal care product merchants and representatives in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences, which are heavily attended by luxury personal care products wholesalers and representatives, in order to further expose our Products.

•
Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to market directly to wholesalers and major department stores. Our marketing will include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

•
Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product.  We have recently developed our online store regarding distribution.  We are in the process of defining the launch schedule and the promotional events that will surround it.  Initially, our products are expected to be sold exclusively online at www.ArthurKaplanCosmetics.com. If we are able to establish a steady level of sales through our website, we anticipate that other distribution avenues will be more readily available.

Intellectual Property Protection

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product formulas, proprietary manufacturing processes and technologies, product research and concepts, and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We are currently consulting with law firms to protect our brand name and product design. While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our Product.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from June 25, 2007 (Date of Inception) until March 31, 2008

We generated no revenue for the three months ended March 31, 2008, for the period from June 25, 2007 (Date of Inception) through December 31, 2007, or for the period from June 25, 2007 (Date of Inception) through March 31, 2008. Our Operating Expenses during these periods equaled $2 for the three months ended March 31, 2008, $28,865 for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and $28,867 for the period from June 25, 2007 (Date of Inception) through March 31, 2008. We incurred interest expenses of $625 for the three months ended March 31, 2008, $1,042 for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and $1,667 for the period from June 25, 2007 (Date of Inception) through March 31, 2008. We, therefore, recorded net losses of $2 for the three months ended March 31, 2008, $29,907 for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and $30,534 for the period from June 25, 2007 (Date of Inception) through March 31, 2008. Our operating expenses are primarily attributable to professional fees and general and administrative expenses and professional fees associated with the initial development of our business.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2008, we had total current assets of $2,143, consisting entirely of Cash. Our total current liabilities as of March 31, 2008 were $26,667.  Thus, we have working capital of $24,524 as of March 31, 2008.

Operating activities used $2 in cash for the three months ended March 31, 2008, $28,865 for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and $28,867 for the period from June 25, 2007 (Date of Inception) through March 31, 2008. Our net loss was the primary component of our negative operating cash flow for each period. Financing Activities generated no cash for the three months ended March 31, 2008, $31,010 for the period from June 25, 2007 (Date of Inception) through December 31, 2007, and $31,010 for the period from June 25, 2007 (Date of Inception) through March 31, 2008. Investing Activities neither generated nor used cash for any of the periods listed above.

We expect to spend less than $15,000  to implement our business plan over the coming year.  Our accounting, legal and administrative expenses for the next twelve months, however, are anticipated to be $27,000.  As of March 31, 2008, we had $2,143 in cash.

As of March 31, 2008, we believe we do not have sufficient cash to operate our business at the current level for the next twelve months.  We need to raise additional capital to achieve our business goals and to continue operations. Also, in order to pay the professional and other fees we anticipate incurring in the next twelve months, we believe we will need up to $50,000, and we will therefore have insufficient cash to operate our business for the next twelve months. We plan on obtaining this operating capital from our own available funds and anticipated revenues, but we expect to be able to raise capital through the sale of our common stock if business revenues are not available to pay necessary expenses.

Although our principal has no legal obligation to infuse additional capital, it is anticipated that our principal will do so as reasonably necessary by providing short-term demand loans carrying a market interest rate should it become necessary to do so.  We may have to raise additional capital following the completion of this registration statement, in the form of private equity securities to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system. We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC. In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities. We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin. In addition, a market for our common stock may never develop. In the event we are not able to obtain financing within the next twelve months, our operations will be limited.

Going Concern

We currently have limited liquidity, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future, on additional investment capital to fund operating expenses. We intend to position ourselves so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, our auditors have indicated that there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Off Balance Sheet Arrangements

As of March 31, 2008, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and director and his age as of December 31, 2007 is as follows:

Name	Age	Position Held with the Company
Arthur Kaplan 56C Page Street Gahanna, OH 43230	21	President, Secretary, Treasurer, and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Arthur Kaplan is our sole officer and director. Mr. Kaplan has been involved in the medical field since 2002, working doctor's offices, the OSU Medical Center, and eventually conducting research for the Biological Sciences and Arthur G. James Cancer Hospital & Richard J. Solove Research Institute until 2007 in the field of microbiology.  Mr. Kaplan is a student at The Ohio State University double majoring in Molecular Genetics Pre-Med track & Business Administration.  He has also worked as an Investor Relations Representative, Marketing Assistant, and Demographic Scientist since 2006 in a medical environment.  His education and experience in genetics, biology, and business have been significant factors in the development and marketing of our Product line.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Mr. Kaplan.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Written agreements with our suppliers to provide their products to us at their respective and customary wholesale rates upon request.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Verbal agreements with auditors to perform audit functions at their respective normal and customary rates.

We understand that enforcing verbal relationships is difficult and less preferred than having written agreements where the terms and conditions are set forth clearly.  At this stage of our existence, however, we choose not to draft documents to memorialize some of our arrangements, since we cannot afford involving counsel at expensive rates.  We do and will use written arrangements and counsel advice to the extent financially permissible.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for our fiscal year ending December 31, 2007 through the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur Kaplan President, Secretary, Treasurer, and Director	2007	0	0	0	0	0	0	0

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Arthur Kaplan	0	0	0	0	0	0	0	0	0

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for our fiscal year ending December 31, 2007 through the date of this prospectus.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur Kaplan	0	0	0	0	0	0	0

We do not intend on compensating our directors for their services.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 13, 2008, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock[1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock[2]
Arthur Kaplan 56C Page Street Gahanna, OH 43230	Common Stock	12,600,000	71.59%
DIRECTORS AND OFFICERS – TOTAL		12,600,000	71.59%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 15,100,000 shares of common stock issued and outstanding for the company as of June 13, 2008.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Certain Relationships and Related Transactions

Except as provided below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

We received a loan from our officer and director in the amount of $25,000 in the form of a convertible demand promissory note.  The note bears interest at 10% per annum and is convertible into shares of our common stock at an exercise price of $0.01 per share.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,001

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 1,010,000 shares of common stock to Mr. Arthur Kaplan, our president. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $1,010. We did not engage in any general solicitation or advertising.  We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On October 1, we completed an offering of shares of our common stock to a total of twenty-nine (29) purchasers in an offering under Rule 504 of Regulation D of the Securities Act of 1933. The identity of all twenty-nine purchasers is included in the selling shareholder table set forth above. Upon closing, we issued 500,000 shares of our restricted common stock at the price of $0.01 per share for total proceeds of $5,000. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We did not engage in any public solicitation or general advertising. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On May 29, 2008, we conducted a forward stock split of 10 to 1, whereby as of June 13, 2008, we had a total of 15,100,000 shares of common stock issued and outstanding.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
5.1	Opinion of Ronald Serota, Esq., with consent to use(1)
10.1	Demand Promissory Note(1)
23.1	Consent of Moore & Associates, Chartered, Independent Registered Public Accounting Firm.

1. Previously filed as an exhibit to the Registration Statement on Form S-1 filed on June 26, 2008.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:
i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Henderson, Nevada on July 3 , 2008.

Arthur Kaplan Cosmetics, Inc.

By:	/s/ Arthur Kaplan President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur Kaplan as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Arthur Kaplan
Arthur Kaplan President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director July 3, 2008